Exhibit 10.2

                           LOAN AND SECURITY AGREEMENT

      THIS AGREEMENT (this "Agreement") is made and entered this 15th day of November 2002 by and between VOYAGER ENTERTAINMENT NTERNATIONAL, INC., a North Dakota corporation ("Borrower"), VOYAGER VENTURES, INC., a Nevada corporation and wholly owned subsidiary of Borrower ("VVI") and DAN FUGAL, an individual ("Lender"), sometimes hereinafter referred to individually as a "Party" or collectively as the "Parties."

                               R E C I T A L S

      WHEREAS, Borrower has entered into various financing arrangements with Residential Resources Financial Services, Inc. ("RRI") to provide $100 million in bond/security financing (the "Development Financing") for development of a mixed-use entertainment complex located in Las Vegas, Nevada (the "Project");

      WHEREAS, as part of the Development Financing with RRI, Borrower has committed to pay for certain itemized costs to enable RRI to have the bond/security offering credit enhanced to a "AAA" credit rating (the "Credit Enhancement");

      WHEREAS, Borrower has requested an extension of credit from Lender for the use and benefit of Borrower for the Credit Enhancement and other components of the Project, to be secured by certain personal property and other assets of VVI; and

      WHEREAS, Lender is willing to make available to Borrower a credit facility in the form of a line of credit, subject and pursuant to all of the covenants, conditions and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the extension of credit by Lender to Borrower and other consideration, the parties agree as follows:

      1. Line of Credit.


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            1.1. Lender will make loans to Borrower hereunder from time to time
(the "Line of Credit"). The aggregate unpaid principal of the Line of Credit outstanding at any one time will not exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS (U.S. $2,500,000.00).

            1.2. The Line of Credit will be evidenced by a REVOLVING PROMISSORY NOTE (the "Note"), a copy of which is attached hereto as Exhibit A and incorporated herein by this reference, containing the following material terms:

                  1.2.1. The aggregate unpaid principal not to exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS (U.S. $2,500,000.00) shall be paid in full to Lender when the Development Financing has been fully funded by RRI for Borrower, or when sufficient funding of Development Financing has been secured so the escrow funds can be released, or on or before February 15, 2003, whichever is sooner; and

                  1.2.2. A lump-sum interest payment of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS (U.S. $2,500,000.00) shall be paid in full to Lender when the Development Financing has been fully funded by RRI for Borrower, or when sufficient funding of Development Financing has been secured so the escrow funds can be released, or on or before February 15, 2003, whichever is sooner.

            1.3. Borrower and/or VVI will from time to time execute one or more financing statements and any other documents in a form or forms satisfactory to Lender and perform such other acts as Lender may reasonably request to perfect and maintain a valid security interest in favor of Lender in the Collateral (as defined herein).

      2. Definitions. As used herein, the following terms will have the definitions set forth:

            2.1. The term "Accounts" or "Account" means any right of Borrower and/or VVI to any payment, including, without limitation, payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, no matter how evidenced (including, without limitation, notes, sales agreements, documents, instruments, accounts receivable, contract rights, chattel paper, purchase orders and other forms of obligations) and whether or not earned by performance, and any general intangible of Borrower regardless of form (including, without limitation, all trade names, trademarks, patents, patents pending, licenses, copyrights, plans, drawings, diagrams, schematics, customer lists, goodwill and refunds or rights thereto) whether now existing or hereafter arising, and the Proceeds of all of the foregoing.

            2.2. The term "Collateral" means all of the following as defined herein, in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit:

                  2.2.1. Accounts;
                  2.2.2. Inventory;
                  2.2.3. Equipment;
                  2.2.4. Proceeds; and
                  2.2.5. Real Property.


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            2.3. The term "Equipment" means all of Borrower's and/or VVI's furniture, fixtures, machinery and equipment, whether the same constitutes personal property or fixtures, now owned or hereafter acquired by Borrower and/or VVI, wherever situated, including, without limitation, all substitutions, accretions, component parts, eplacements thereof and additions thereto, and the Proceeds of all of the foregoing.

            2.4. The term "Inventory" means all of Borrower's and/or VVI's goods, merchandise and other personal property now owned or hereafter acquired, wherever located, which are held for sale or lease, including, without limitation, those held for display or demonstration or out for lease or consignment or to be furnished under a contract for service or which are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's and/or VVI's business, or which a contract for service or which are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's and/or VVI's business, or which are finished or unfinished goods, together with all warehouse receipts and other documents evidencing such Inventory, and the Proceeds of all of the foregoing.

            2.5. The term "Proceeds" means, but is not limited to, Inventory, returned or reacquired merchandise, Accounts, insurance proceeds, documents, money, goods, Equipment, instruments and any other tangible or intangible property arising under the sale, lease, exchange, collection or other disposition of any of the Collateral of Borrower and/or VVI.

      3. Grant of Security Interest. To secure the payment of the Line of Credit and all Indebtedness (as defined herein) of Borrower to Lender, Borrower and/or VVI hereby grants Lender a security interest, pursuant to the Nevada and/or Utah Uniform Commercial Code, in and to all Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit, as may be appropriate in the circumstances.

      4. Obligations Secured. The security interest herein granted to Lender will secure the payment to Lender and/or performance by Borrower of all of the following (collectively, "Indebtedness"), which Borrower hereby unconditionally promises to pay to Lender in accordance with the terms of any document, instrument or agreement, including, without limitation, this Agreement, evidencing such Indebtedness; provided, however, that if no such document or agreement evidences such indebtedness, then the same is payable upon demand to
Lender:

            4.1. The Line of Credit;

            4.2. All loans, advances, letters of credit, extensions of credit (provisional or otherwise), guaranties, overdrafts, indebtedness and obligations of Borrower to Lender (collectively, "loans," or each, "loan") heretofore or hereafter made or incurred, together with interest thereon, and any renewals and extensions thereof, whether or not evidenced by notes, drafts, this Agreement or other agreements by or on behalf of Borrower, or evidenced by accounts maintained by Lender, all such notes, drafts, agreements and accounts are conclusive evidence of such Indebtedness at any time owing to Lender.


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

            4.3. All amounts, costs and expenses advanced, committed, expended or incurred by Lender pursuant to the terms of this Agreement, including, without limitation, reasonable attorney's fees and expenses, for enforcement of this Agreement and/or the maintenance and/or preservation of the Collateral hypothecated to Lender as provided herein.

      5. Cross Collateral/Cross Default. Borrower specifically acknowledges that any default in or with respect to any obligation that is included in the Indebtedness as set forth in this Agreement is and will be a default of this Agreement and the Line of Credit. Borrower specifically acknowledges that the Collateral secured this Agreement and all obligations that comprise the Indebtedness.

      6. Disbursement of Funds. The following procedures for the disbursement of funds shall be used by the parties:

            6.1. All disbursements up to and not to exceed the first FIVE HUNDRED THOUSAND DOLLARS (U.S. $500,000.00) from the Line of Credit shall be requested by Borrower in writing to Lender and shall specify the use of said funds in obtaining the Credit Enhancement. At Lender's sole discretion, Lender may deposit or otherwise disburse such funds directly to Borrower or to the party identified in the written request.

            6.2. All disbursements above the first FIVE HUNDRED THOUSAND DOLLARS (U.S. $500,000.00) from the Line of Credit shall be available on the following cumulative terms:

                  6.2.1. Written verification to the reasonable satisfaction of Lender from the credit enhancement provider that the Credit Enhancement has been received by RRI;

                  6.2.2. Written verification to the reasonable satisfaction of Lender that Borrower has made application to receive the requisite approvals, permits, variances, zoning and other permissions have or will be received from the applicable governmental agencies of Clark County, State of Nevada for the construction of the Project; and

                  6.2.3. Borrower may thereafter irrevocably instructs Lender to deposit or otherwise disburse funds from the Line of Credit in any deposit account of Borrower for the sole purpose of the Project, or at Lender's option to deposit such funds to a deposit account standing in the name of The Varna Group, LC, with Tracy Jones as manager for purposes of this Agreement (the "Manager"), to be hereafter disbursed to Borrower at Manager's sole discretion.

            6.3. Any loans hereunder will be conclusively presumed to have been made to and at the request and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.


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

      7. Warranties, Representations and Covenants. As long as any Indebtedness is outstanding and unpaid, Borrower represents, warrants and agrees as follows:

            7.1. Validity of Accounts. Each Account of Borrower and all documents pertaining thereto are genuine in all respects and reflect a correct statement of bona fide indebtedness incurred by the account debtor and the amount thereof is not subject to any offset, counterclaim or any contingency whatsoever, and Borrower and/or VVI is, or at the time an Account comes into existence will be, the true and lawful owner of, and has, or at the time an Account comes into existence will have, good and clear title to all its Accounts subject only to Lender's right in same. If any offset, counterclaim or any contingency whatsoever is claimed against any Account, Borrower and/or VVI will immediately notify Lender in writing of such claim and immediately pay to Lender the full amount owing on such Account.

            7.2. Insolvent Account Debtor. Each Account will be paid in full on or before the date shown as its due date or, if not so paid, or in the event a petition for any relief under any provision of the Bankruptcy Code or similar federal or state legislation is filed by or against an account debtor on any Account, or a receiver is appointed for the assets or affairs of an account debtor, or any account debtor makes a general assignment for the benefit of creditors or in the event of the insolvency of any account debtor, then and in any such event Borrower will forthwith pay to Lender the full amount owing on such Account.

            7.3. Schedule of Collateral. At such time and from time to time as may be prescribed by Lender, Borrower and/or VVI will execute and deliver to Lender a schedule of Collateral, in form satisfactory to Lender, describing all Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit of Borrower with respect to which Lender has requested information.

            7.4. Title to Collateral. Except for the security interest granted hereby, Borrower and/or VVI is the owner of the Collateral free from any lien, security interest or encumbrance and Borrower and/or VVI, at its own cost and expense, will defend the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit, Proceeds and products thereof against any and all claims and demands of all persons or entities. If Borrower fails to make any payments or perform any act required by this Agreement or which Lender deems advisable to preserve the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit, any part thereof or the priority or perfection of Lender's security interest therein, Lender may advance funds for the same and such advances will be part of the Indebtedness secured hereby and will be immediately payable with interest thereon at the rate provided for in this Agreement.

            7.5. Sale, Transfer or Encumbrance of Collateral. During the term of this Agreement, Borrower and/or VVI will not sell, transfer, pledge, create a security interest in or hypothecate any of the Collateral to any person or entity other than Lender, nor permit to exist any lien, security interest, charge or encumbrance upon the Collateral to be superior in any fashion to the rights of Lender in the amount of the unpaid aggregate principal drawn on the Line of Credit. Borrower and/or VVI will not, without the prior written consent of Lender, (i) acquire any Inventory under any arrangement whereby the seller or other person retains or acquires any security interest in such Inventory that would be superior in any fashion to the rights of Lender in the amount of the unpaid aggregate principal drawn on the Line of Credit, or (ii) return or give possession of any Inventory to any supplier or other person except in the ordinary course of business.


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

            7.6. Inspection. Borrower and VVI will permit Lender and its designated officers, employees, agents and representatives to inspect at reasonable times the Collateral and to examine, check, make copies of or extract from the books, accounts, orders, records and original correspondence of Borrower and VVI and Borrower and VVI will make available to Lender its books, records and files at any reasonable time for such purposes.

            7.7. Periodic Financial Statements. So long as any amount is owed by Borrower to Lender, Borrower and VVI will furnish Lender balance sheets and profit and loss statements in such manner and at such times as Lender may specify and such other information as Lender may from time to time reasonably request. Until notified of a change, Borrower and VVI will furnish Lender financial statements prepared in accordance with generally accepted accounting principles by Borrower's and VVI's chief financial officer within 20 days following each quarter end.

            7.8. Annual Financial Statements. Borrower and VVI will furnish Lender within 45 days after the close of Borrower's fiscal year a copy of the annual compiled financial statements of Borrower and VVI prepared in accordance with generally accepted accounting principals and certified in a manner satisfactory to Lender by an accountant or accountants selected by Borrower and VVI and satisfactory to Lender, and Borrower and VVI agrees and authorizes Lender and such accountant or accountants to communicate directly with respect to Borrower's and/or VVI's records, audits and financial statements. Borrower and VVI will notify its accountant or accountants that Lender may rely on such financial statements.

            7.9. Accuracy of Reports. Subject to any limitations stated in writing therein or in connection therewith, all balance sheets, earnings statements and other financial data on Borrower and/or VVI which have been or may be furnished to Lender fairly represent the financial condition of Borrower and VVI as of the dates and the result of its operations for the periods for which the same are furnished. All other information, reports and other date furnished to Lender are, or will be at the time they are furnished, complete, accurate and correct in all material respects.

            7.10. Additional Documents. Borrower and VVI will execute and deliver to Lender all additional instruments or documents and do all things which Lender from time to time may deem necessary or convenient to carry into effect the provisions of this Agreement.

            7.11. Organization. Borrower and VVI is duly organized, existing and in good standing in the state of its incorporation, has complied with all applicable provisions of state law, including, without limitation, those with respect to filing of an assumed business name.


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

            7.12. Authority. The execution, delivery and performance of this Agreement are within Borrower's and VVI's power, have been duly authorized, and are not in conflict with law or the terms of any charter or by-law.

      8. Location and Care of Collateral. Borrower and/or VVI will keep the Collateral and the books and records evidencing the existence of Accounts at one or more of the addresses given for Borrower in this Agreement and such Collateral and records will not be removed therefrom without Lender's prior written consent or as otherwise permitted by this Agreement. Borrower and VVI will keep in effect all licenses, permits and franchises required by law or contract relating to Borrower's and VVI's business, property or the Collateral; keep the Inventory in good repair and be responsible for any loss or damage to it; pay when due all taxes, license fees and other charges upon the Collateral or upon Borrower's and VVI's business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Agreement or of any insurance coverage.

      9. Further Consideration for Line of Credit. The Parties further agree that as further consideration for the extension of the Line of Credit Borrower will deliver to Lender the following:

            9.1. ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of common stock of Voyager Entertainment International, Inc., to which Rule 144 of the securities laws apply shall be delivered to Lender as follows:

                  9.1.1. Upon the disbursement of the first FIVE HUNDRED THOUSAND DOLLARS (U.S. $500,000.00), as delineated in paragraph 6.1, above, Borrower shall deliver to Lender THREE HUNDRED THOUSAND (300,000) shares of common stock of Voyager Entertainment International, Inc., to which Rule 144 of the securities laws apply; and

                  9.1.2. Upon the availability of the disbursement above the first FIVE HUNDRED THOUSAND DOLLARS (U.S. $500,000.00), as delineated in paragraph 6.2, above, Borrower shall deliver to Lender ONE MILLION TWO HUNDRED THOUSAND (1,200,000) shares of common stock of Voyager Entertainment International, Inc., to which Rule 144 of the securities laws apply.

            9.2. An assignable contract for the development of communication technologies for the Project in an amount of not less than TWO HUNDRED FIFTY THOUSAND DOLLARS (U.S. $250,000.00); and

            9.3. An assignable right of first refusal for the subcontracting underground utilities work for the Project at market rates.


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      10. Events of Default. If:

            10.1. Borrower and/or VVI defaults in the performance of or breaches or disputes the applicability to it or the validity as against it of any of the provisions of this Agreement or any other agreement with Lender, or defaults in the payment of any Indebtedness;

            10.2. A petition in bankruptcy or application for any other relief under the Bankruptcy Code or any similar federal or state legislation is filed by or against Borrower and/or VVI;

            10.3. A receiver is appointed for the assets or affairs of Borrower and/or VVI;

            10.4. Borrower and/or VVI makes a general assignment for the benefit of creditors any of the Collateral so to reduce the value of the Collateral to a level that is less than the value of the unpaid aggregate amount drawn on the Line of Credit;

            10.5. Borrower and/or VVI becomes insolvent; or

            10.6. In the opinion of Lender, there is an adverse change in the financial condition, business operations, ownership or management of Borrower and/or VVI, which adverse change may or may not amount to a breach of any other provision of this Agreement, then, Borrower and/or VVI will immediately pay to Lender all Indebtedness owing by Borrower then remaining unpaid, whether owing under the terms of this Agreement or otherwise, together with all costs and expenses, paid or incurred by Lender in attempting to obtain or enforce payment of the Indebtedness or of any Account or in the liquidation of any Collateral or in the prosecution or defense of any action relating to or arising under this Agreement. Borrower and/or VVI holds Lender harmless and indemnifies Lender from any loss or liability arising from or in connection with the termination of any loans or advances, immediate or otherwise, under this Agreement after the occurrence of any of the events set forth this subsection above (each, an "Event of Default").

      11. Enforcement Procedure. In the event of Borrower's failure to pay any amount owing to Lender, or the occurrence of any Event of Default, Lender may, at its sole option and without demand and upon such notice as may be required by law, do any one or more of the following:

            11.1. Require Borrower and/or VVI to assemble the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit and make it available to Lender at a place designated by Lender;

            11.2. Immediately take possession of the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit wherever it may be found, using all necessary force to do so, and Borrower and/or VVI waives all claims to damages due to or arising from or connected with any such taking;

            11.3. Proceed in the foreclosures of this Agreement; and


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            11.4. Sell in one or more sales or all of the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit at public or private sale with appraisal or having any or all of the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit at the place of sale, upon such terms and in such manner as Lender may determine.

            11.5. Prior to any sale, Lender may at its option complete the processing of any Inventory in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit subject to the lien hereof, repair or recondition the same to such extent as Lender may deem advisable and any sums expended therefor by Lender will be repaid by Borrower. Lender may take possession of Borrower's and/or VVI's premises to complete such processing, repairing and reconditioning, using the facilities and other property of Borrower and/or VVI to do so, to store any Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit subject to Lender's security interest and to conduct any sale as provided for herein, all without compensation to Borrower. Lender may be the purchaser of any Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit so sold and hold the same thereafter in its own right absolutely free from any claims of Borrower and/or VVI or right of redemption thereof.

      12. Remedies. The net Proceeds of any sale of the Collateral will be applied against the Indebtedness. Borrower, without duplication, will forthwith pay to Lender any deficiency upon demand. Borrower hereby waives demand of performance, advertisement and presence of property at sale and Lender is hereby authorized to sell hereunder any evidence of debt it may hold as security for any Indebtedness of Borrower to Lender in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit. Borrower hereby waives all demands and presentments of any kind or nature. Borrower hereby waives the right to require Lender to pursue any remedy for the benefit of Borrower other than as set forth in this Agreement and agrees that Lender may proceed against Borrower for the amount of Indebtedness owed by Borrower to Lender without taking any action against any account debtor or any other party and without selling or otherwise proceeding against or applying any Collateral it may hold, including, but not limited to, Accounts and Inventory in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit. Borrower authorizes Lender, at Lender's option, to apply toward the payment of the Indebtedness all balances of any deposit account in the name of Borrower held by Lender. Lender will have the right to enforce any or all rights and remedies hereunder cumulatively and successively or concurrently and any such action will not stop or prevent Lender from pursuing any further right or remedy which it may have hereunder or by law.

      13. Payment for Expenses.

            13.1. Whether or not any transaction hereby contemplated is consummated, Borrower will pay:


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

                  13.1.1. All out-of-pocket expenses incurred by Lender in connection with the preparation of this Agreement and the making of any loan hereunder, including, without limitation, the fees, expenses and disbursements of counsel for Lender; and

                  13.1.2. All premiums for title insurance, filing and recording fees and other similar or dissimilar expenses and charges in connection with any loan hereunder.

            13.2. If an Event of Default occurs, Borrower will pay all reasonable attorneys' fees, allocated costs of in-house counsel and other expenses incurred by Lender in the enforcement of its rights hereunder, whether the defaults is ultimately incurred or Lender is obligated to pursue its remedies hereunder, including, without limitation, such expenses incurred before legal action, during the pendency of any such legal action and in connection with any appeal to higher courts arising out of matters associated herewith.

      14. Waiver. The waiver of Lender of any breach of any provision of this Agreement or warranty or representation herein must be in writing and will not be construed as a waiver of any subsequent or additional breach. The failure to exercise any right hereunder by Lender will not operate as a waiver of such right.

      15. Entire Agreement. This Agreement, together with any written instruments or documents that are referred to in or part of this Agreement, as the final expression of the understanding of Borrower, VVI and Lender concerning the subject matter of this Agreement and may not be altered or amended except with the written consent of each of the parties and may not be contradicted by evidence of any alleged oral agreement.

      16. Status of Parties. Any person or entity who joins in executing this Agreement and any note or other Agreement to repay the Indebtedness agrees and expressly assents to the liability or all its property for the Indebtedness. Any person or entity who joins in executing this Agreement and who is not otherwise liable for repayment of the Indebtedness agrees only to those provisions of this Agreement which relate to the grant of the security interest in the Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit and does not assume, by execution of this Agreement alone, additional liability for repayment of the Indebtedness.

      17. Change in Name or Form. The liability of Borrower hereunder will not be affected by a change in the name of Borrower or a change in the form of Borrower by reason of merger, acquisition or consolidation or by a change in the type or nature of business carried on by Borrower or any sale, lease or transfer of any or all of the assets or stock of Borrower.

      18. Termination. Borrower or Lender may cancel this Agreement at any time as to future transactions but any such cancellation will not affect the obligations of Borrower and/or VVI to Lender with respect to loans granted to Borrower prior thereto. No cancellation will release the continuing security interest of Lender in Borrower's and/or VVI's Collateral in value of up to the amount of the unpaid aggregate amount drawn on the Line of Credit, including, without limitation, Collateral arising subsequent to such cancellation, so long as Borrower is indebted to Lender unless Lender, in its sole discretion, agrees to such release in writing. All agreements, representations, warranties, and covenants made herein by Borrower and VVI will survive the execution and delivery of this Agreement and will continue in effect so long as any Indebtedness is outstanding and unpaid, notwithstanding any termination of this Agreement.


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

      19. Jurisdiction and Governing Law. This Agreement was negotiated in Utah and any loan or advance under the Line of Credit will be made in Utah. Borrower and VVI agrees to submit to the jurisdiction of a court in Utah to resolve disputes arising under this Agreement. This Agreement shall be construed and governed by the terms of Utah law.

      20. Time. Time is of the essence of this Agreement.

      21. Legally Binding. The parties acknowledge that this is a legally binding Agreement and that each have entered into this Agreement having had the opportunity to fully review the terms hereof in consultation with legal counsel. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties. Borrower and VVI may not assign this Agreement or any of its rights without the prior written consent of Lender.

      22. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only and will not invalidate or render unenforceable any other provision of this Agreement.

      23. Paragraph Headings. the paragraph headings are for convenience only and will not affect the construction hereof.

      24. Notices. All notices, demands, correspondence, copies of correspondence or other documents which are required or permitted to be given or served hereunder shall be in writing and will be deemed to be served seventy-two
(72) hours after deposit in First Class United States Mail, postage prepaid and addressed to the parties as follows:

               LENDER:   Dan Fugal
               1005 South Main Street
               Pleasant Grove, UT 84062

          With copies to:

               Kent Norton
               6440 South Wasatch Blvd.

               Suite 102
               Salt Lake City, UT 84117

               BORROWER: Voyager Entertainment International, Inc.
                      4483 West Reno Avenue
                      Las Vegas, NV 89118
                      Attn.: Richard Hannigan, Sr.


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

     VII:      Voyager Ventures, Inc.
               4483 West Reno Avenue
               Las Vegas, NV 89118
               Attn.: Richard Hannigan, Sr.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                        LENDER:

                                        /s/ DAN FUGAL
                                        ----------------------------------------
                                        DAN FUGAL

                           BORROWER:     VOYAGER ENTERTAINMENT INTERNATIONAL,
                                           INC., a North Dakota corporation

                                         By:/s/ Richard Hannigan
                                        ----------------------------------------
                                         Its:President

                                         VOYAGER  VENTURES,  INC.,  a  Nevada
                                VVI:     corporation

                                         By:/s/ Richard Hannigan
                                        ----------------------------------------
                                         Its:President


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